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                                 [Letterhead]



March 26, 1998


Richard F. Wagman, Member
710 Rt. 46 Realty LLC
695 Rt. 46 Realty LLC
950 Third Avenue, 31st Floor
New York, NY 10022


RE:  PURCHASE OF SALE AGREEMENT


Dear Richard:

This letter agreement amends the above agreement in the following respects:

(1) At line 2 of section 8 the words "the date fifteen (15) days after the expiration of the contingency period" shall be deleted and replaced with the words "May 1, 1998".
(2) In line 7 of section 8 the number "forty five (45)" shall be deleted and replaced with the number "thirty (30)". In line 8 the words "the aforesaid 15 day period" shall be deleted and replaced with the words "the Closing Date".
(3) Principal Investment Group, Inc., affiliate of Seller, shall execute and fully fund at Closing the attached lease.

Other than the foregoing, all of the provisions of the Purchase and Sale Agreement are and shall be otherwise unmodified, are ratified and shall be in full force and effect.

Please execute in the space below to indicate your agreement to the above.



Sincerely,

/s/ Clay W. Hamlin

Clay W. Hamlin, III, President
COPT Acquisitions, Inc.


                                            -----------------------------
                                              Richard F. Wagman, Member